Exhibit 3.13

Microfilm Number ____________     Filed  with the Department of State on________


Entity Number _______________     ______________________________________________
                                            Secretary of the Commonwealth


             ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                            DSCB:15-1915 (Rev 90)


  In  compliance  with  the requirements of 15 Pa.C.S.   1915  (relating  to
articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:     BICO, Inc.
                                   _____________________________________________
________________________________________________________________________________

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         The Bourse, Building 2
   (a)   2275  Swallow Hill Road   Pittsburgh     PA    15220     Allegheny
         ______________________________________________________________________
         Number and Street            City       State   Zip       County

   (b)   c/o:__________________________________________________________________
             Name of Commercial Registered Office Provider         County

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is Act of May 5, 1933, P.L. 364, as amended

4.  The date of its incorporation is:   March 30, 1972

5.  (Check, and if appropriate complete, one of the following):

   _X_ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

   ___    The amendment shall be effective on: ___________at____________________
                                                  Date             Hour

6.  (Check one of the following):

   _X_ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. 1914(a) and (b).

          The amendment was adopted by the board of directors pursuant to 15
   ___    Pa.C.S.  1914(c).

7.  (Check, and if appropriate complete, one of the following):

   _X_ The amendment adopted by the corporation, set forth in full, is as follows:

     The first paragraph of Article 5 shall be amended to read as follows:
           5. The aggregate number of shares which the Company shall have authority to issue is 500,000 shares of Cumulative Preferred Stock, par value $10.00 per share and 2,500,000,000 shares of Common Stock, par value $.10 per share.

   ___ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.


DSCB:15-1915 (Rev 90)-2


8.  (Check if the amendment restates the Articles):

   ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


   IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 17TH day of May, 2001.




                                   BICO, INC.
                                   ____________________________________________
                                                    (Name of Corporation)



                               BY: ____________________________________________
                                                        (Signature)

                            TITLE:    Fred  E.  Cooper,  Chief  Executive
Officer                            ____________________________________________